UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2018

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On May 21, 2018, John P. Waldron, 53, was appointed Vice President, Controller and Chief Accounting Officer of TreeHouse Foods, Inc. (“TreeHouse”). Since January 1, 2016, Mr. Waldron has been the Chief Financial Officer at Lifeway Foods, Inc. Prior to his employment at Lifeway Foods, Inc., Mr. Waldron was a financial consultant at Tatum during 2015, counseling a large public company on effective controllership capabilities. Previously, Mr. Waldron was Vice President, Controller and Chief Accounting Officer at Campbell Soup Company from 2011 to 2013 and Vice President, Controller and Chief Accounting Officer of Navistar from 2006 to 2010. Prior to 2006, Mr. Waldron held various financial leadership positions with private and public companies including RR Donnelley, the Follett Corporation, Dominick’s Supermarkets and Terrific Promotions. Mr. Waldron began his career at Arthur Andersen and he is a graduate of Loyola University of Chicago.

Mr. Waldron will receive an annual base salary of $385,000 and an initial starting bonus of $90,000, and he will be eligible for an annual performance bonus for each full completed year with a target amount of $192,500. Mr. Waldron will be eligible to participate in the employee benefit plans and programs generally available to executive officers of TreeHouse.

In addition, Mr. Waldron will be eligible to participate in the TreeHouse, Inc. Equity and Incentive Plan (the “Incentive Plan”) and will receive annual grants thereunder valued at approximately $385,000 per year. With respect to 2018, Mr. Waldron will receive, on the last day of the month following the start of his employment, a prorated grant under the Incentive Plan valued at approximately $325,000, comprised of restricted stock units. The restricted stock units will vest 33% on each of the first and second anniversaries of the grant date and 34% on the third anniversary of the grant date, subject to Mr. Waldron’s continued employment with TreeHouse through each applicable vesting date. Mr. Waldron is entitled to receive severance benefits upon certain terminations of his employment pursuant to the TreeHouse Executive Severance Plan.

Mr. Waldron does not have any family relationships with any director or executive officer, or any person nominated to be a director or executive officer, or any person nominated to be a director or executive officer of TreeHouse, and Mr. Waldron has no interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: May 21, 2018	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant